Exhibit 10.37

NEGATIVE PLEDGE

This Negative Pledge (the “Agreement”) is entered into as of the 14th day of March, 2006.  Pursuant to the terms hereof FIRST ALBANY COMPANIES INC., a New York corporation, with its principal office and place of business as of the date hereof at 677 Broadway, Albany, New York 12207 (the "Borrower") does hereby represent, warrant, covenant and agree for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, with an office for the transaction of business as of the date hereof at 66 South Pearl Street, Albany, New York, 12207 (the "Bank") as follows:

RECITALS

1.

On or about the date hereof, Bank and Borrower entered into the Loan Agreement Re: $11,000,000.00 Term Loan (the “Loan Agreement”) pursuant to the terms of which Bank agreed to make Advances to the Borrower and Borrower agreed to enter into certain agreements, including, but not limited to this Agreement.  Capitalized terms used in this Agreement which are not defined herein shall have that meaning ascribed to such terms in the Loan Agreement.

2.

In consideration for the 2006 Term Loan, Borrower has agreed to make certain covenants and agreements with the Bank with respect to Borrower’s encumbrance of the Restricted Shares.

3.

Borrower is willing to make these representations and warranties in the manner and in accordance with the terms and provisions hereof.

NOW THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower does hereby represent to, warrant to and covenant for the benefit of the Bank that until (i) the Lockup Letter Restricted Period Expiration Date and (ii) the Effective Pledge of the Restricted Shares , the Pledgor shall not sell, transfer, exchange, grant any interest or right in and/or to, pledge or otherwise create or suffer the imposition of any liens, security interests, charges or encumbrances (other than encumbrances set forth in the Lockup Letter), upon any of the Restricted Shares.  Borrower’s default of its obligations hereunder shall constitute a Default and Event of Default by the Borrower.

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Negative Pledge as of the date and year first above written.

FIRST ALBANY COMPANIES INC.

By: Paul Kutey

Name: Paul Kutey

Title:   CFO